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                                                                    EXHIBIT 4.8

                             Class A-2 Confirmation
                                     to the
                              ISDA Master Agreement
                             dated as of May 15, 2001


Toyota Auto Receivables 2001-B Owner Trust
c/o First Union Trust Company, National Association
One Rodney Square
920 King Street, Suite 102
Wilmington, Delaware  19801



         Re: Transaction Ref. No. 1 between Toyota Motor Credit Corporation ("Party A") and Toyota Auto Receivables 2001-B Owner Trust ("Party B")

Ladies and Gentlemen:

         The purpose of this letter agreement is to confirm the terms and conditions of the Swap Transaction entered into between you and us on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

         The definitions and provisions contained in the 2000 ISDA Definitions as supplemented by the Annex to the 2000 ISDA Definitions, each published by the International Swaps and Derivatives Association, Inc. (collectively, the "Definitions"), are incorporated in this Confirmation. In the event of any inconsistency between those Definitions and this Confirmation, this Confirmation will govern.

1. This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement, dated as of May 15, 2001, as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below. Expressions used herein and not defined herein or in the Definitions shall bear the meaning ascribed thereto in the Agreement.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

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
Party A:                                    Toyota Motor Credit Corporation

Party B:                                    Toyota Auto Receivables 2001-B Owner Trust

Trade Date:                                 May 15, 2001

Effective Date:                             May 15, 2001

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
Termination Date:                           The earlier of (i) the Class A-2 Final Scheduled
                                            Payment Date (as defined in the Indenture) or (ii)
                                            the Payment Date (as defined in the Indenture) on
                                            which the principal balance of the Class A-2 Notes
                                            is reduced to zero, in either case subject to
                                            adjustment in accordance with the Following
                                            Business Day Convention.

Party A Floating Amounts:

         Party A Floating Rate
         Payer:                             Party A

         Party A Floating Rate
         Payer Notional Amount:             The Class A-2 Note Balance (as defined in the
                                            Indenture) on the first day of the applicable
                                            Calculation Period.

         Party A Floating Rate Payer
         Period End Dates:                  The 15th day of each calendar month, commencing
                                            on June 15, 2001, up to and including the
                                            Termination Date, subject to adjustment in
                                            accordance with the Following Business Day
                                            Convention.

         Party A Floating Rate Payer
         Payment Dates:                     The Business Day immediately preceding each Period End
                                            Date, or if Party B has agreed, the 15th day of each
                                            calendar month, commencing on June 15, 2001, up to and
                                            including the Termination Date, subject to adjustment
                                            in accordance with the Following Business Day
                                            Convention.

         Party A Floating Rate Option:      USD-LIBOR-BBA.

         Designated Maturity:               One month.

         Spread:                            Plus 0.060%

         Party A Floating Rate
         Day Count Fraction:                Actual/360

         Reset Dates:                       The first day of each Calculation Period.

         Compounding:                       Inapplicable.

Party B Fixed Amounts:

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
         Party B Fixed Rate Payer:          Party B

         Party B Fixed Rate Payer
         Notional Amount:                   The Class A-2 Note Balance on the first day of the
                                            applicable Calculation Period.

         Party B Fixed Rate Payer
         Period End Dates:                  The 15th day of each calendar month, commencing on
                                            June 15, 2001, with no adjustment.

         Party B Fixed Rate Payer
         Payment Dates:                     The 15th day of each calendar month, commencing on
                                            June 15, 2001, up to and including the Termination
                                            Date, subject to adjustment in accordance with the
                                            Following Business Day Convention.

         Party B Fixed Rate                 4.562%

         Party B Fixed Rate
         Day Count Fraction:                30/360

         Fixed Rate Compounding:
                                            Not applicable.

Business Days:                              Any day other than a Saturday, a Sunday or a day on
                                            which banking institutions or trust companies in New
                                            York, New York, Minneapolis, Minnesota, Wilmington,
                                            Delaware or San Francisco, California are authorized
                                            or obligated by law, regulation or executive order
                                            to remain closed.

Calculation Agent:                          Party A


3.       Account Details

Payments to Party A:

         Account for Payments in USD:       Bank of America, Concord, California
                                            ABA No. 121-000-358
                                            A/C No. 12351-07564
                                            A/C Toyota Motor Credit Corporation

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
Payments to Party B:

         Account for Payments in USD:       Wells Fargo Bank Minnesota, N.A.
                                            ABA:  091000019
                                            Acct: 0001038377
                                            Acct Name: Wells Fargo Corporate Trust


4.       Party A Documentation and Operations Officers

Documentation:                              Carolee Furukawa
                                            Phone:  310-468-6806
                                            Fax:  310-468-5715

Operations:                                 Carolee Furukawa
                                            Phone:  310-468-6806
                                            Fax:  310-468-5715
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5.       Relationship between Parties:

         Each party will be deemed to represent to the other party on the date on which it enters into the Agreement that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary):

         NON-RELIANCE. It is acting for its own account, and it has made its own independent decisions to enter into the Agreement and as to whether the Agreement is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the Agreement; it being understood that information and explanations related to the terms and conditions of the Agreement shall not be considered investment advice or a recommendation to enter into the Agreement. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the Agreement.

         ASSESSMENT AND UNDERSTANDING. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Agreement. It is also capable of assuming, and assumes, the risks of the Agreement.

         STATUS OF PARTIES. The other party is not acting as a fiduciary for or as adviser to it in respect of the Agreement.

6.       Governing Law:  New York

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         Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Class A-2 Confirmation enclosed for that purpose and returning it to us.

                                  TOYOTA MOTOR CREDIT CORPORATION



                                  By:  /s/ George E. Borst
                                     ------------------------------------------
                                     Name:   George E. Borst
                                     Title:  President and Chief Executive
                                             Officer



                                  Confirmed as of the date first written:

                                  TOYOTA AUTO RECEIVABLES 2001-B OWNER TRUST

                                  By:    FIRST UNION TRUST COMPANY, NATIONAL
                                         ASSOCIATION, not in its individual
                                         capacity but solely as Owner Trustee

                                  By:  /s/ Sterling C. Correia
                                     ------------------------------------------
                                     Name: Sterling C. Correia
                                     Title: Vice President






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